STANDISH, AYER & WOOD MASTER PORTFOLIO
                                One Boston Place
                           Boston, Massachusetts 02108

                            Certificate of Amendment


         The undersigned, being the Secretary of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"), a master trust organized under the laws of the State of New York, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Portfolio Trust by Section 10.4 of the Declaration of Trust, dated January 18, 1996, as amended (hereinafter, as so amended, referred to as the "Declaration of Trust"), and by the affirmative vote of a Majority of the Trustees at a meeting duly called and held on June 20 and 21, 2003, the Declaration of Trust is amended, effective July 1, 2003, to provide that the names of the following series of the Trust, as established by previous Certificates of Designation, are changed as follows:

------------------------------------------------------------ ---------------------------------------------------------
             Former Name of Series:                                          New Name of Series:
------------------------------------------------------------ ---------------------------------------------------------
Standish International Equity Portfolio                      The Boston Company International Core Equity Portfolio
------------------------------------------------------------ ---------------------------------------------------------
Standish International Small Cap Portfolio                   The Boston Company International Small Cap Portfolio
------------------------------------------------------------ ---------------------------------------------------------
Standish Select Value Portfolio                              The Boston Company Large Cap Core Portfolio
------------------------------------------------------------ ---------------------------------------------------------
Standish Small Cap Growth Portfolio                          The Boston Company Small Cap Growth Portfolio
------------------------------------------------------------ ---------------------------------------------------------
Standish Small Cap Value Portfolio                           The Boston Company Small Cap Value Portfolio
------------------------------------------------------------ ---------------------------------------------------------
Standish Fixed Income Portfolio                              Standish Mellon Fixed Income Portfolio
------------------------------------------------------------ ---------------------------------------------------------
Standish Short-Term Asset Reserve Portfolio                  Standish Mellon Short-Term Asset Reserve Portfolio
------------------------------------------------------------ ---------------------------------------------------------
Standish Global Fixed Income Portfolio                       Standish Mellon Global Fixed Income Portfolio
------------------------------------------------------------ ---------------------------------------------------------
Standish High Yield Bond Portfolio                           Standish Mellon High Yield Bond Portfolio
------------------------------------------------------------ ---------------------------------------------------------

         The Trustees further direct that, upon the execution of this Certificate of Amendment, the Trust take all necessary action to file a copy of this Certificate of Amendment with the Secretary of State of the State of New York and at any other place required by law or by the Declaration of Trust.

IN WITNESS WHEREOF, the undersigned has set her hand and seal this 21st day of June, 2003.

                                                   By:  /s/ Beverly E. Banfield
                                                        ------------------------
                                                   Name:    Beverly E. Banfield
                                                   Its:     Secretary